Carlsmed® Reports First Quarter 2026 Financial Results

First quarter 2026 revenue of $16.1 million, representing 58% growth year-over-year

Full year 2026 revenue guidance raised to $72 million to $77 million

CARLSBAD, CALIFORNIA, MAY 5, 2026 (GLOBE NEWSWIRE) -- Carlsmed, Inc. (Nasdaq: CARL) (“Carlsmed” or the “Company”), a medical technology company pioneering AI-enabled personalized spine surgery solutions, today reported financial results for the first quarter ended March 31, 2026.

“We began 2026 with strong momentum, delivering 58% year-over-year revenue growth, publishing meaningful clinical data, and debuting new products to continue to advance our mission of improved patient outcomes and reduced cost of healthcare," said Mike Cordonnier, Chairman and Chief Executive Officer of Carlsmed. "The publication of peer-reviewed data from a retrospective cohort study in Global Spine Journal demonstrates a 74% reduction in revision rates for aprevo®, which represents one of the most significant advancements in reducing reoperations in adult spinal deformity over the past two decades. With our first full commercial quarter for aprevo® Cervical and the launch of our corra™ patient-specific fixation portfolio later this year, we believe we are well positioned for continued growth and innovation throughout 2026.”

Recent Business Highlights

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Study published in Global Spine Journal demonstrated 74% reduction in reoperations in patients treated with aprevo® personalized lumbar implants compared to previously published results for patients treated with traditional implants, reinforcing the durability and clinical differentiation of the aprevo platform.

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Performed first procedure using the corra™ personalized cervical plating system in February, marking the debut of the Company’s patient-specific fixation portfolio.

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Completed first procedure utilizing aprevo® bi-lateral posterior in February, expanding the personalized lumbar platform for this additional lumbar fusion technique.

First Quarter 2026 Financial Results

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Revenue was $16.1 million for the first quarter of 2026, a 58.2% increase compared to $10.2 million for the first quarter of 2025.

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Gross profit for the first quarter of 2026 was $12.4 million compared to $7.6 million for the first quarter of 2025. Gross margin was 77.1% for the first quarter of 2026, compared with 74.9% for the first quarter of 2025.

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Operating expenses were $21.7 million for the first quarter of 2026, compared with $13.4 million for the first quarter of 2025, which consisted of:

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Research and development expenses of $5.2 million for the first quarter of 2026, compared with $3.2 million for the first quarter of 2025.

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Sales and marketing expenses of $10.3 million for the first quarter of 2026, compared with $6.7 million for the first quarter of 2025.

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General and administrative expenses of $6.2 million for the first quarter of 2026, compared with $3.5 million for the first quarter of 2025.

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Net loss was ($8.7) million for the first quarter of 2026, compared to a ($5.7) million net loss for the first quarter of 2025.

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Adjusted EBITDA was ($7.5) million for the first quarter of 2026, compared to ($5.5) million for the first quarter of 2025.

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Cash and cash equivalents, restricted cash, and short-term investments were $97.1 million as of March 31, 2026.

2026 Financial Outlook

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Revenue for the full year 2026 is expected to be in the range of $72 to $77 million, representing growth of 48% at the midpoint of the range over 2025. This compares to prior guidance of $70 to $75 million.

Webcast & Conference Call Details

Carlsmed will host a conference call and concurrent webcast today at 4:30 pm Eastern Time (1:30 pm Pacific Time), to review the Company’s performance. To access the webcast, please use the following link, which will provide you with dial-in details: https://edge.media-server.com/mmc/p/2j9w2c9m/

Non-GAAP Financial Measures

This press release contains certain financial information that is not presented in conformity with U.S. generally accepted accounting principles (“GAAP”), including adjusted EBITDA. The non-GAAP financial measures are provided as supplemental information to Carlsmed’s financial measures presented in this press release that are calculated and presented in accordance with GAAP.

The Company calculates adjusted EBITDA as net income (loss), as adjusted to exclude, as applicable, (i) net interest income (expense), (ii) income tax expense (benefit), (iii) depreciation expense from property and equipment (iv) amortization expense from long-lived assets, (iv) stock-based compensation expense and (v) change in fair value of warrant liabilities.

This non-GAAP measure is presented because management believes it allows investors to view the Company’s performance in a manner similar to the method used by management to evaluate financial performance for both strategic and annual operating planning. Management believes that to properly understand short-term and long-term financial trends, it is helpful for investors to understand the impact of the items excluded from the calculation of adjusted EBITDA, in addition to considering the Company’s GAAP financial measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are not reflective of the Company’s ongoing core business operations and financial condition. Excluding such items allows investors and analysts to compare our operating performance to other companies in our industry and to compare the Company’s period-over-period results.

The non-GAAP financial measures used by Carlsmed may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for

Carlsmed’s financial results prepared and reported in accordance with GAAP. This non-GAAP measure should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business. A reconciliation of adjusted EBITDA reported in this press release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA” later in this release. Within the accompanying financial tables presented, certain columns and rows may not add due to the use of rounded numbers.

About Carlsmed

Carlsmed is a medical technology company pioneering AI-enabled personalized spine surgery solutions with a mission to improve outcomes and decrease the cost of healthcare for spine surgery and beyond.

Forward Looking Statement

Any statements in this press release about future expectations, plans and prospects, including statements about Carlsmed’s growth prospects, the potential of its products to improve patient outcomes, anticipated product launch dates, the revenue ranges presented in our 2026 Financial Outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including such important factors as are set forth under the caption “Risk Factors” in the Carlsmed’s Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent Carlsmed’s views as of the date of this press release. Carlsmed anticipates that subsequent events and developments will cause its views to change. However, while Carlsmed may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Carlsmed’s views as of any date subsequent to the date of this press release.

Investor Relations
Stephanie Zhadkevich, Vice President, Head of Investor Relations

IR@Carlsmed.com

Media
LeAnn Burton, Senior Director Brand Marketing
LBurton@Carlsmed.com

CARLSMED, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$16,116	$10,189
Cost of sales	3,691	2,553
Gross profit	12,425	7,636
Operating expenses:
Research and development	5,178	3,150
Sales and marketing	10,297	6,739
General and administrative	6,226	3,466
Total operating expenses	21,701	13,355
Loss from operations	(9,276)	(5,719)
Other income (expense):
Interest expense	(311)	(357)
Interest income	891	380
Change in fair value of warrant liabilities	—	(33)
Total other income (expense), net	580	(10)
Net loss and comprehensive loss	(8,696)	(5,729)
Deemed dividend to preferred stockholders	—	(584)
Net loss attributable to common stockholders	$(8,696)	$(6,313)

Net loss per share attributable to common stockholders, basic and diluted	$(0.32)	$(1.47)
Weighted-average number of common shares used to compute basic and diluted net loss per share	26,835,841	4,299,492

CARLSMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except for share and par value amounts)

(unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$73,016	$85,793
Restricted cash	100	100
Short-term investments	24,000	24,000
Accounts receivable, net of allowances of $2,055 and $1,653, as of March 31, 2026 and December 31, 2025, respectively	12,268	11,362
Inventory	2,063	1,845
Prepaid expenses and other current assets	3,959	3,573
Total current assets	115,406	126,673
Property and equipment, net	1,597	1,487
Operating lease right-of-use assets	1,663	1,826
Other assets	103	134
Total assets	$118,769	$130,120

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,952	$4,481
Accrued liabilities	3,202	3,287
Accrued compensation	2,785	5,760
Short-term operating lease liabilities	776	752
Total current liabilities	9,715	14,280
Long-term portion of term loan, net	15,364	15,346
Long-term operating lease liabilities	1,115	1,316
Other long-term liabilities	327	309
Total liabilities	26,521	31,251
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.00001 par value; 10,000,000 shares authorized and zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.00001 par value; 600,000,000 shares authorized, 27,232,278 shares issued, and 27,181,501 shares outstanding as of March 31, 2026; 600,000,000 shares authorized, 26,664,243 shares issued, and 26,604,505 shares outstanding as of December 31, 2025	—	—
Additional paid-in capital	201,749	199,674
Accumulated deficit	(109,501)	(100,805)
Total stockholders’ equity	92,248	98,869
Total liabilities and stockholders’ equity	$118,769	$130,120

RECONCILIATION OF GAAP NET LOSS

TO ADJUSTED EBITDA

(unaudited)

	Three Months Ended March 31,		$	%
	2026	2025	Change	Change
(in thousands, except percentages)
Net loss	$(8,696)	$(5,729)	$(2,967)	51.8%
Interest (income) expense	(580)	(23)	(557)	2,421.7%
Income taxes	—	—	—	—
Depreciation and amortization	99	40	59	147.5%
EBITDA	(9,177)	(5,712)	(3,465)	60.7%
Stock-based compensation	1,629	175	1,454	830.9%
Change in fair value of warrant liabilities	—	33	(33)	(100.0)%
Adjusted EBITDA	$(7,548)	$(5,504)	$(2,044)	37.1%